AMENDMENT No. 7

           TO TRADEMARK LICENSE AND TECHNICAL ASSISTANCE AGREEMENT FOR
                              WOMEN'S COLLECTIONS


     This amendment No. 7, dated March 31,2003, is to the Trademark License and Technical Assistance Agreement for Women's Collections dated March 4, 1998 by and between Latitude Licensing Corp. ("Licensor") and I.C. Isaacs & Company L.P. (Licensee") covering Women's Products (The "Agreement"). Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

     WHEREAS, the parties wish to amend the Agreement to the extent set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree to amend the Agreement as follows :

     1. Section 4 - Royalties

     (a) Section 4.2 of the Agreement, is hereby amended by reducing the amount of the Minimum Royalties payable in Calendar Year 2003 by $450,000 from $1,500,000 to $1,050,000.

     (b) Section 4.5 of the Agreement is hereby amended to add the following sentence at the end of that Section :

     "Anything elsewhere contained in this Section 4.5 to the contrary notwithstanding, (a) the $125,000 payment due in the month of December 2002 with respect to the Minimum Royalties to be paid in Calendar Year 2002 shall be deferred to and paid in October 2003 ; and (b) the Minimum Royalties to be paid in Calendar Year 2003 shall be paid as follows : the sum of (i) $25,000 shall be paid in each of the months of April and May of 2003 ; (ii) $125,000 shall be paid in each of the months of June, July, August, September, October and December of 2003; and (iii) $250,000 shall be paid in November, 2003."

     2. Section 5 - Designs and Technical Assistance

     Anything contained in Section 5.3 of the Agreement to the contrary notwithstanding, payment of $48,959.00 of the $97,918.93 that Licensor invoiced to Licensee for the Spring-Summer 2003 sample collection is hereby waived by Licensor.

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     3. Section 9 - Sales

     Section 9.3 of the Agreement relating to Licensor's retention of one or more consultants is hereby amended to read, as follows :

      "9.3 Licensor shall retain the services of a consultant or consultants (which may be or include the Designated Representative, as such term is hereinafter defined) (the "Consultants") for the purpose of assisting Licensee's senior executives with the implementation of this Agreement. The consultants shall provide such services between the date first above written and December 31, 2003 by way of interaction solely with Licensee's senior management. The Consultants shall be selected by Licensor subject to the prior approval of the Chief Executive Officer of Licensee. Licensee shall pay the Licensor Consultants' fees (the "Consultants' Fees") in an aggregate amount of One Hundred Twenty-five Thousand Dollars ($125,000) for calendar year 2002 and Fifty Thousand Dollars ($50,000) for calendar year 2003. Licensor acknowledges that, except for a balance of $46,875 that remained due and owing on December 31, 2002, all of the calendar year 2002 Consultants' Fees have been paid. Licensor further acknowledges receipt in February 2003 of $15,000 of the above-mentioned $46,875 of calendar year 2002 Consultants' Fees. The $31,875 balance thereof shall be paid on or before the last day of August 2003. The Licensor also acknowledges that $37,500 of the Consultants' Fees for calendar year 2003 were paid to it in March 2003. The $12,500 balance of such fees shall be payable on April 1, 2003.

     4. Effective Date

     This Amendment No. 7 shall be effective as of the date first written above.

     5. No defaults : Full Force and Effect

     The parties hereby confirm to one another that neither party is in default to the other in the performance of any of the obligations owed by either of them to the other. Except as expressly amended by this Amendment No. 7, the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Amendment No. 7 as of the date first above written.


LATITUDE LICENSING CORP.           I.C. ISAACS & COMPANY L.P.

By:  /s/ Tony Feidt                By: I.C. Isaacs & Company, Inc., its General
    -------------------------          Partner
Name: Tony Feidt
     ------------------------
Title:  Director                   By: /s/ Daniel G. Gladstone
       ----------------------          ----------------------------------------
                                         Daniel G. Gladstone, President -
                                         Girbaud Division